UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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SWK HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SWK HOLDINGS CORPORATION
5956 Sherry Lane, Suite 650
Dallas, Texas 75225

Dear Fellow Stockholders:

You are cordially invited to attend our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held in a virtual meeting format only via the Internet. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held on Friday, June 14, 2024 at 9:00 a.m., Central Time. You may attend, vote and submit questions during the Annual Meeting via the Internet at www.meetnow.global/MZ927D5.

The matters expected to be acted upon at our Annual Meeting are (1) the election of four (4) directors; (2) the ratification of the appointment of BPM LLP as our independent auditors for the fiscal year ending December 31, 2024; and (3) the approval on an advisory basis of the compensation paid to certain officers.

These proposals are described in detail in the accompanying Notice of the 2024 Annual Meeting of Stockholders and Proxy Statement.

Only Stockholders of record at the close of business on April 15, 2024, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

SWK Holdings Corporation is following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our Stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying Proxy Statement and our Annual Report for the fiscal year ended December 31, 2023, (the “2023 Annual Report”). We plan to mail the Notice on or about April 26, 2024, and it contains instructions on how to access both the 2023 Annual Report and accompanying Proxy Statement over the Internet. This method provides our Stockholders with expedited access to proxy materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Your vote is important. Whether you plan to attend our Annual Meeting, it is important that your shares are represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy via the Internet at the website provided on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the Annual Meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Thank you for your continued support.

Sincerely,

Laurie L. Dotter
Chair of the Board

Dallas, Texas
April 26, 2024

SWK HOLDINGS CORPORATION
5956 Sherry Lane, Suite 650
Dallas, Texas 75225

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of SWK Holdings Corporation (the “Company”) will be held in a virtual meeting format only via the Internet. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held on Friday, June 14, 2024 at 9:00 a.m., Central Time. You may attend, vote, examine the Company’s stock list and submit questions during the Annual Meeting via the Internet by accessing www.meetnow.global/MDXDMSH and using your 15-digit control number provided with this proxy statement.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	The election of Jerry Albright, Laurie L. Dotter, Robert K. Hatcher and Marcus Pennington, as directors of the Company to serve until our 2025 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or until their earlier resignation, death or removal;

2.	The ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.	The approval on an advisory basis of the compensation paid to certain executive officers.

You may also be asked to transact such other business as may properly come before our Annual Meeting and any postponement or adjournment of our Annual Meeting, by or at the direction of the Company’s board of directors. The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

This Proxy Statement and our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), are first being mailed to stockholders on or about April 26, 2024. Please carefully review this Proxy Statement for information on the matters to be presented at the Annual Meeting and for instructions on how to vote your shares. Our 2023 Annual Report, including financial statements for such period, does not constitute any part of the material for the solicitation of proxies.

By Order of the Board of Directors,

Joe D. Staggs
President and Chief Executive Officer

Dallas, Texas
April 26, 2024

Important notice regarding the availability of proxy materials for the 2024 Annual Meeting of Stockholders to be held on June 14, 2024:

This notice of the 2024 Annual Meeting of Stockholders, the proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are available at https://swkhold.investorroom.com/annual-meeting.

SWK HOLDINGS CORPORATION
5956 Sherry Lane, Suite 650
Dallas, Texas 75225

PROXY STATEMENT

April 26, 2024

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of SWK Holdings Corporation, a Delaware corporation, for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held in a virtual meeting format only via the Internet on June 14, 2024, at 9:00 a.m., Central Time, and at any postponement or adjournment of such meeting. Our stockholders are encouraged to review the information provided in this Proxy Statement in conjunction with our 2023 Annual Report on Form 10-K, a copy of which also accompanies this Proxy Statement. References in this Proxy Statement to “SWK,” the “Company,” “we,” “our” and “us” collectively refer to SWK Holdings Corporation.

Many of our stockholders hold their common stock through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you request and obtain a legal proxy from your broker, bank or nominee. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote at the Annual Meeting or legally appoint another proxy to vote on your behalf. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

VOTING INFORMATION

Record Date and Quorum

A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the voting power of all of the shares of our common stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Only holders of our common stock of record at the close of business on April 15, 2024, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. At the close of business on the record date, we had 12,476,749 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Voting Rights

Only holders of our common stock as of the record date are entitled to vote. Each share of common stock entitles its holder to one vote on each matter properly brought before the Annual Meeting. Shares may not be voted cumulatively. Votes withheld, abstentions and broker non-votes, described below, will be considered as present for purposes of determining a quorum.

Required Votes

Proposal 1. Directors are elected by a plurality of the votes cast. This means that the nominees for election as director who receive the highest number of affirmative votes at the Annual Meeting will be elected as director. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal 2. The ratification of the Audit Committee’s appointment of BPM LLP (“BPM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024, requires the affirmative vote of a majority of votes cast on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Proposal 3. The approval, on an advisory basis, of the compensation paid to certain executive officers requires the affirmative vote of a majority of votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

The Board recommends a vote FOR (i) each of the director nominees; (ii) the ratification of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and (iii) the approval, on an advisory basis, of the compensation paid to certain executive officers.

If any other matter is properly submitted to stockholders at the Annual Meeting, its adoption will generally require the affirmative vote of holders of a majority of votes cast on the proposal. The Board does not propose to conduct any business at the Annual Meeting other than as stated above. If you grant a proxy, Joe D. Staggs, Chief Executive Officer (the “proxyholder”) will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Tabulation of Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. We intend to announce the preliminary voting results at the Annual Meeting, and in accordance with rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the Annual Meeting.

Voting by Stockholders of Record and Beneficial Owners

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

If you are a stockholder of record, we encourage you to deliver your completed proxy card prior to the meeting regardless of whether you plan to attend the Annual Meeting.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law, a bank, broker or nominee has the discretion to vote on routine matters, which includes the ratification of the appointment of an independent registered public accounting firm. For all other matters to be considered at the Annual Meeting, brokers and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card (referred to as “broker non-votes”). Therefore, it is very important for you to provide voting instructions for each proposal.

If you hold your common stock through a bank, broker or other nominee and want to vote such shares at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee giving you the power to vote such shares. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you attend the Annual Meeting and vote or legally appoint another proxy to vote on your behalf.

Expenses of Solicitation of Proxies

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. Proxies may also be solicited by some of our directors, officers and employees and consultants, without additional compensation, in person or by telephone.

Revocability of Proxies

Stockholders of Record. You may change your vote at any time before the proxy is exercised by voting at the Annual Meeting or by delivering to the Company either a written revocation of a previously granted proxy or a properly submitted, later-dated proxy. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you revoke your proxy pursuant to one of the methods described in the immediately preceding sentence or vote in person thereat.

Beneficial Owners. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

Communicating with Members of the Board

Stockholders may communicate with any of our directors by written mail addressed to the Secretary, SWK Holdings Corporation, 5956 Sherry Lane, Suite 650, Dallas, Texas 75225. Stockholders are encouraged to include proof of ownership of the Company’s stock in such communications. The Secretary will forward all communications to the applicable director or directors.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held June 14, 2024: The Notice of the Annual Meeting, this Proxy Statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, are available at https://swkhold.investorroom.com/annual-meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The directors elected at the Annual Meeting shall be elected to hold office for terms expiring at the 2025 annual meeting.

Our current directors have agreed to stand for re-election to the Board of Directors at the Annual Meeting. We have no reason to believe that any of them will be unable or unwilling to serve if elected. However, if any of them should become unable for any reason or unwilling to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Nominees

The following table sets forth the names of our directors and information about each (including their ages as of April 15, 2024):

Name	Age	Committee Memberships	Principal Occupation	Director Since
Jerry Albright	65	Audit, Compensation and Governance	Investment Advisory	2023
Laurie L. Dotter	63	Audit	Investment Advisory	2022
Robert K. Hatcher	61	Audit, Compensation and Governance	CEO, Equitime Capital LLC	2022
Marcus E. Pennington	37	Compensation and Governance	Portfolio Manager, Carlson Capital LP	2021

Jerry Albright. Mr. Albright, age 65, has served as a managing partner of ADIM, LLC (“ADIM”), an investment management firm specializing in establishing protocols, policies, and practices for boards of directors, since February 2019. Mr. Albright also serves as a consultant to The Brown Foundation, a grantmaking organization. In addition, Mr. Albright held multiple roles at the Teacher Retirement System of Texas (“TRS”) for nearly three decades until his retirement in May 2020, including as TRS Investment Division’s Deputy Chief Investment Officer, Chief Operating Officer, Director of Investment Operations and, most recently, as its Chief Investment Officer, in which capacity he served from mid-2017 until his retirement. Prior to joining TRS, Mr. Albright was the Executive Vice President and a member of the board of directors of a multi-bank holding company in Texas, in addition to serving as a director on the board of two affiliated banks. Mr. Albright has also previously served on the Advisory Board of the Finance Department at Texas A&M University. Mr. Albright holds a bachelor’s degree in economics from Texas A&M University.

The Board has determined that Mr. Albright is qualified to serve on the Board due to his extensive financial and investment experience.

Laurie L. Dotter. Ms. Dotter, age 63, has served in executive leadership roles in several investment companies that delivered attractive investment returns on commercial real estate operating companies, development and management companies, and portfolios requiring repositioning to enhance value. Ms. Dotter has served as an investment advisory board member at Employee Retirement System of Texas since 2019, and Texas Treasury Safekeeping Trust Company since 2009. Ms. Dotter has also served as a member of the Board of Directors of Stratus Properties Inc., a diversified real estate company engaged primarily in the acquisition, development and sale of real estate properties since 2021. From 2010 to 2016, she served as President of Transwestern Investment Group, and then as President of Transwestern Corporate Properties and founding partner of Corporate Properties Trust I, II and III, large scale commercial real estate investment vehicles with combined capitalization exceeding $2 billion, from 2016 to 2017. Ms. Dotter also served as an executive investment officer at Hunt Realty Investments under the umbrella of Hunt Oil Company family of companies, a petroleum exploration and production company, from 1998 until 2010. Ms. Dotter worked as the director of Real Estate Investments at the Teacher Retirement System of Texas, from 1993 to 1998; and as a director of Financial Consulting Services at PricewaterhouseCoopers, from 1989 to 1993. Ms. Dotter currently serves as an Advisor at Dottid, a company focused on developing comprehensive work flow technology to maximize revenue generation for commercial real estate. From 2020 to 2021, she was an Advisor to the Investment Committee of the Board of Children’s Health System of Texas, providing interim investment portfolio oversight and a review of the System’s governance framework. Ms. Dotter served as a member of the Board of Directors of Parkway Properties, a national commercial real estate company, from 2010 to 2016, where she served as the Chair of Parkway’s audit committee and a member of its compensation committee. She was elected by her peers to serve as the Vice Chairman of the PREA Plan Sponsor Council at the Pension Real Estate Association, from 2008 until 2010. Ms. Dotter received her Bachelor’s degree in Business Administration from Texas A&M University and also holds a CPA license in the State of Texas.

The Board has determined that Ms. Dotter is qualified to serve on the Board due to her extensive financial and investment experience.

Robert K. Hatcher. Mr. Hatcher, age 61, has served as Chairman and CEO of Equitime Capital LLC since October 2022. He served as the Executive Chairman of Avalon Advisors LLC from February 2020 until October 2022. He also serves in various advisory capacities, including as a Senior Advisor at Ecliptic Capital since November 2022 and a member of the Advisory Board at Qenta, Inc. since October 2022. From 2001 to 2019, Mr. Hatcher also served as the President and Chief Executive Officer of Cockrell Interests, LLC.  He also served as President and CEO at Pinto Investment Partners LP and Pinto Trust Company and as Chairman of the Finance Advisory Committee for PTV Healthcare Capital and Pinto America Growth Fund. Prior to his position at Cockrell Interests, LLC, Mr. Hatcher founded and served as Managing Director of Citywest Ventures. He also serves on the Board and Executive Committee of Camp Aranzazu, as well as on the Board of Rex Medical LP. Mr. Hatcher served as an Adjunct Professor at the Jones Graduate School of Business at Rice University and is a member of World Presidents’ Organization and Chief Executives Organization. Mr. Hatcher holds an M.B.A. and J.D. from Tulane University, as well as a B.B.A. from Southern Methodist University.

The Board has determined that Mr. Hatcher is qualified to serve on the Board due to his extensive financial and investment experience.

Marcus E. Pennington. Mr. Pennington, age 37, is a partner and portfolio manager at Carlson Capital where he has worked on the investment team since 2011. At Carlson, Mr. Pennington manages an equity relative value portfolio and serves as a member of the Firm’s investment committee, risk committee, and valuation committee. Prior to Carlson, Mr. Pennington was the Deputy Chief of Staff in the investment division of the Teacher Retirement System of Texas and worked at the U.S. Treasury Department’s Office of Economic Policy. Mr. Pennington received a BBA in Finance from Texas A&M University, where he graduated magna cum laude.

The Board has determined that Mr. Pennington is qualified to serve on the Board due to his extensive financial and investment experience.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

The Board of Directors unanimously recommends a vote FOR the election of the director nominees.

Board Diversity

Board diversity and inclusion is critical to our success. While we do not have a formal policy on Board diversity, the Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting our evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Governance and Nominating Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance and Nominating Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The listing requirements of The Nasdaq Stock Market require any listed company with five or fewer directors to have, or explain why it does not have, one diverse director on the board. Our current board composition is in compliance with this requirement.

The matrix below provides certain highlights of the composition of our Board members based on self-identification:

Board Diversity Matrix (As of April 15, 2024)

Total Number of Directors	4

	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	1	3	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—
Did Not Disclose Demographic Background		—

Board and Annual Meeting Attendance

The Board met twelve times in 2023. During 2023, each director attended at least 75% of the meetings of the Board and committees of the Board on which such director served since the date of his or her appointment. Each director is expected to attend the Annual Meeting and each director at such time also attended the Company’s last annual meeting.

Independence

The Board has adopted the definitions, standards and exceptions to the standards for evaluating director independence provided in The Nasdaq Stock Market rules and determined that each of Mr. Albright, Ms. Dotter and Mr. Hatcher are independent under the rules of The Nasdaq Stock Market. In addition, Wendy DiCicco, who resigned from the Board effective March 15, 2023, was determined to be an independent director. The independent directors generally meet in executive session at each regularly scheduled Board meeting.

The Board has determined that Mr. Pennington is not independent under the rules of The Nasdaq Stock Market as he is the designee of Carlson Capital, L.P. (“Carlson”), which beneficially owns approximately 70.9% of our outstanding common stock as of April 15, 2024, as described in the section entitled “Controlled Company” below.

Controlled Company

Under the rules of The Nasdaq Stock Market (“Nasdaq”), a company is a “controlled company” if more than 50% of the combined voting power for the election of directors is held by an individual, group or another company. Carlson beneficially owns approximately 72.9% of our outstanding common stock as of April 15, 2024. As a result, we are a “controlled company” within the meaning of Nasdaq corporate governance standards. Accordingly, we currently avail ourselves of the “controlled company” exception available under Nasdaq rules, which exempt us from certain corporate governance requirements, including the requirements that we have a majority of independent directors on our Board, that compensation of the executive officers be determined, or recommended to the Board for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and that director nominees be selected, or recommended for the Board’s selection, by a majority of the independent directors or a nominations committee comprised solely of independent directors. These exemptions do not modify the independence requirements for our Audit Committee. Presently, we utilize these “controlled company” exemptions to the corporate governance requirements of The Nasdaq Stock Market, and as a result, neither our Compensation Committee, nor our Governance and Nominating Committee consists entirely of independent directors. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Committees of the Board

The Board has three standing committees: the audit committee, the compensation committee, and the governance and nominating committee.

Audit Committee. We have a standing audit committee of the Board (the “Audit Committee”) established in accordance with Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee during 2023 were Ms. Dotter (Chair), Mr. Albright and Mr. Hatcher. Each member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under The Nasdaq Stock Market Rules and the rules of the SEC. In addition, the Board determined that each of Ms. Dotter and Mr. Albright is considered an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee met four times in 2023. The Board has adopted a written charter for the Audit Committee, a copy of which is posted in the Corporate Governance section of our Internet website (at www.swkhold.com). The principal functions of the Audit Committee are to oversee our accounting and financial reporting processes and the audits of our consolidated financial statements, oversee our relationship with our independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by the independent auditors, and facilitate communication among our independent auditors and our financial and senior management.

Compensation Committee. We have a standing compensation committee of the Board (the “Compensation Committee”). The members of our Compensation Committee during 2023 were Mr. Albright, Mr. Hatcher and Mr. Pennington (Chair).

The Compensation Committee met one time in 2023. Mr. Albright and Mr. Hatcher each meets the independence and other requirements to serve on our Compensation Committee under The Nasdaq Stock Market Rules and the rules of the SEC. As discussed above, due to his relationship with Carlson, Mr. Pennington does not meet the applicable Nasdaq independence requirements for service on the Compensation Committee. Mr. Pennington serves on the Compensation Committee in reliance on the controlled company exemption under applicable Nasdaq rules. Please see the section above entitled “Controlled Company” for more information.

The Board has adopted a written charter for the Compensation Committee, a copy of which is posted in the Corporate Governance section of our Internet website (at www.swkhold.com). The Compensation Committee has responsibilities relating to the performance evaluation and the compensation of our Chief Executive Officer, the compensation of our executive officers and directors and our significant compensation arrangements, plans, policies and programs, including our stock compensation plans and our Compensation Recovery Policy. Certain of our executive officers, our outside counsel may occasionally attend the meetings of the Compensation Committee. However, no officer of the Company is present during discussions or deliberations regarding that officer’s own compensation.

Governance and Nominating Committee. We have a standing governance and nominating committee of the Board (the “Governance and Nominating Committee”). The members of our Governance and Nominating Committee during 2023 were Mr. Albright, Mr. Hatcher (Chair) and Mr. Pennington. The Governance and Nominating Committee met one time in 2023. Mr. Albright and Mr. Hatcher each meet the independence and other requirements to serve on our Governance and Nominating Committee under The Nasdaq Stock Market Rules and the rules of the SEC. As discussed above, due to his relationship with Carlson, Mr. Pennington does not meet the applicable Nasdaq independence requirements for service on the Governance and Nominating Committee. Mr. Pennington serves on the Governance and Nominating Committee in reliance on the controlled company exemption under applicable Nasdaq rules. Please see the section above entitled “Controlled Company” for more information.

The Board has adopted a written charter for the Governance and Nominating Committee, a copy of which is posted in the Corporate Governance section of our Internet website (at www.swkhold.com). The Governance and Nominating Committee considers the performance of the members of the Board and nominees for director positions and evaluates and oversees corporate governance and related issues.

The goal of the Governance and Nominating Committee is to ensure that the members of the Board possess a variety of perspectives and skills derived from high-quality business and professional experience. The Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. To this end, the Governance and Nominating Committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen and the ability to think strategically. Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees to the Board, it has no stated minimum criteria for such nominees. The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

The Governance and Nominating Committee will consider stockholder recommendations for director candidates. The Governance and Nominating Committee has established the following procedure for stockholders to submit such recommendations for which there has been no material change: the stockholder should send the name of the individual and related personal and professional information, including a list of references to our Governance and Nominating Committee, in care of the Corporate Secretary at our principal executive offices, sufficiently in advance of the annual meeting to allow the Governance and Nominating committee appropriate time to consider the recommendation.

Board Leadership Structure and Risk Oversight

Ms. Dotter serves as Chair of the Board.

Our Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and Chair of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Governance and Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chair of the Board. Our Board believes that the separation of the positions of Chief Executive Officer and Chair of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address the risks inherent in their respective areas of oversight. While our Board is responsible for monitoring strategic risk exposure, our Audit Committee oversees management of financial reporting, compliance, cybersecurity and litigation risks, as well as the steps management has taken to monitor and control such exposures. Our Governance and Nominating Committee manages risks associated with the independence of our Board, potential conflicts of interest and the effectiveness of our Board and our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for our company.

Our Commitment to Environmental, Social and Governance Practices

Our Board is committed to fostering a strong culture of compliance and ethical conduct and has structured its committees and their activities to support its commitment. Our Board supports management’s promotion of a corporate culture of integrity, ethical behavior and compliance with laws and regulations and for ensuring that our culture and strategy are aligned. Our Board expects all directors, as well as officers and employees, to conduct themselves in a manner consistent with our Code of Ethics, and our values. Our Board believes that a strong culture of integrity, ethics and compliance is fundamental to the conduct of our business, and is necessary for effective risk management, maintaining investor trust, and successful corporate governance.

We understand corporate responsibility is essential for good governance because it strengthens the accountability of our Board and management team. We view Environmental, Social and Governance, or ESG, initiatives as long-term value drivers for the Company and our stockholders. Our focus on and commitment to ESG is tied to our belief that achieving and sustaining business excellence goes hand-in-hand with strong corporate leadership and stewardship. Our Board is primarily responsible for overseeing our corporate strategy, which includes the oversight of ESG matters that impact our business and related risks. Though our current ESG initiatives are broad, we continue to focus on our people, culture and strong corporate governance.

The following is a summary of our current ESG policies and practices:

•	Separate Chairperson of the Board and Chief Executive Officer: The offices of Chief Executive Officer and Chair of the Board are separated, which reinforces the independence of the Board from management and creates an environment that encourages objective oversight of management’s performance, which we believe enhances the effectiveness of our Board as a whole.

•	Regularly Held Executive Sessions: The independent directors of our Board meet separately in executive session on a regular basis to discuss matters relating to the Company and the Board, without members of the management team present.

•	Code of Ethics: All of our directors, officers and employees are subject to the Code of Conduct, which is available on our website at www.swkhold.com.

•	Human Capital Management: We are committed to the health and welfare of our employees. We support the development of our employees with a competitive compensation and benefits package, internal advancement, and individualized development opportunities.

•	Diversity and Inclusion: We strive to create a workplace culture that supports a diverse, multi-cultural workforce, treats individuals fairly, and provides an inclusive environment where everyone can bring their whole self to work and feel supported in reaching their full potential. We are embarking on an organization-wide learning initiative to ensure we each have the competence and confidence to contribute to this culture.

Code of Ethics and Conduct

The Board has adopted a Code of Ethics and Conduct applicable to all directors, officers and employees of the Company, as required by applicable securities laws and the rules of the SEC. A copy of the Code of Ethics and Conduct is posted in the Corporate Governance section of our Internet website at www.swkhold.com. We intend to disclose any amendments to our Code of Ethics and Conduct, or waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Compensation of Directors

The Company maintains a Director Compensation Policy to provide non-employee directors with the following: (i) annual cash consideration for service as a non-employee director of $55,000, (ii) an additional $40,000 per year in cash fees, paid to the non-executive chair of the Board, (iii) additional cash consideration of $15,000, $10,000 and $10,000 for the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively, (iv) additional cash consideration of $8,000, $6,000 and $6,000 for service as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively and (v) an equity award with an aggregate fair market value of $55,000 granted quarterly. The Director Compensation Policy provides that each non-employee director may elect to receive his or her cash consideration in the form of fully vested shares of common stock of the Company. Upon the completion of this Annual Meeting, the director equity award will be granted on an annual basis rather than quarterly.

We reimburse our directors for reasonable travel and other reasonable expenses incurred in connection with attending the meetings of the Board. The Company is also party to indemnification agreements with each of its directors.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Marcus Pennington(2)	17,750	160,237	177,987
Wendy F. DiCicco(3)	16,239	22,621	38,860
Laurie Dotter(4)	110,000	96,257	206,257
Jerry Albright(5)	56,250	80,165	136,415
Robert K. Hatcher(6)	79,000	96,257	175,257

(1)	The amounts reported represent the stock-based compensation expense that was calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Information about the assumptions used to value these awards can be found in Note 8 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(2)	As of December 31, 2023, Mr. Pennington held 2,459 outstanding stock awards. For the amount reported in Fees Earned or Paid in Cash, Mr. Pennington elected to receive fully vested shares of common stock of the Company in lieu of cash fees earned in 2023 for 100% of his annual cash consideration for service as a non-employee director and as a member of his respective committees.
(3)	Wendy DiCicco resigned as a director of the Company effective March 15, 2023. Amount reported in Fees Earned or Paid in Cash represent cash retainers earned for service prior to her resignation. As of December 31, 2023, Ms. DiCicco held 643 outstanding stock awards.
(4)	As of December 31, 2023, Ms. Dotter held 2,459 outstanding stock awards.
(5)	Jerry Albright joined our board of directors on March 10, 2023. As of December 31, 2023, Mr. Albright held 1,877 outstanding stock awards.
(6)	As of December 31, 2023, Mr. Hatcher held 2,459 outstanding stock awards.

EXECUTIVE OFFICERS

Our executive officer is Chief Executive Officer, Joe D. Staggs.

Joe D. Staggs has been serving as our Chief Executive Officer since January 1, 2023. Mr. Staggs joined the Company as a Senior Analyst in August 2015. He was promoted to Managing Director in January 2020 before being named President and Interim CEO in September 2022. Prior to joining the Company, Mr. Staggs was Vice President of Investments at Annandale Capital. Prior to joining Annandale, he was the first employee at Alistair Capital, a Dallas-based hedge fund. Mr. Staggs previously co-founded PBS Capital, an investment management business investing in pharmaceutical royalties and healthcare equities. Prior to joining PBS, he was a Senior Portfolio Analyst at Highland Capital where he worked on the firm’s healthcare multi-strategy and public equity groups. While at Highland, Mr. Staggs was ranked first out of a class of eight analysts. Mr. Staggs began his career at Raymond James where he was a Senior Equity Research Associate covering healthcare companies and was ranked in the top quartile of all research associates. He was a Walton Scholar and on the Dean’s List at the University of Arkansas, where he graduated with a B.A. in Finance. Mr. Staggs has earned the right to use the Chartered Financial Analyst designation.

There are no material legal proceedings to which our executive officer is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the named executive officers for the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Options Awards(2) ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Joe D. Staggs, President & Chief Executive Officer	2023	408,077	525,269	—	—	—	19,800	953,146
	2022	260,327	817,620	400,000			12,360	1,490,307
Yvette Heinrichson, Former Chief Financial Officer(4)	2023	330,000	148,956	—	—	—	19,800	498,756
	2022	240,649	303,688	150,000	—	—	—	694,337

(1)	The amounts reported represent the aggregate grant date fair value of restricted stock units granted during 2023, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Information about the assumptions used to value these awards can be found in Note 8 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(2)	The amounts reported represent the aggregate grant date fair value of option awards granted during 2023, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Information about the assumptions used to value these awards can be found in Note 8 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(3)	The amounts reported reflect the Company’s contributions under its 401(k) plan.
(4)	Ms. Heinrichson resigned from her role as our Chief Financial Officer effective February 13, 2024.

Narrative to Summary Compensation Table

Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For 2023, the base salary for each of Mr. Staggs and Ms. Heinrichson was $400,000 and $330,000, respectively, as reflected in the Salary column.

Bonus

We pay discretionary cash bonuses to reward our executives for their performance over the fiscal year. In addition, our named executive officers are eligible to receive annual target performance bonuses based on the achievement of certain corporate performance goals, as further described below. We believe such bonuses properly incentivize our named executive officers and allow us to remain competitive within the marketplace.

Material Terms of Employment Agreements

Joe D. Staggs

Effective January 1, 2023, the Company entered into an employment agreement with Mr. Staggs (the “Staggs Employment Agreement”). Pursuant to the Staggs Employment Agreement, Mr. Staggs’ (i) initial annual base salary will be $400,000 (the “Staggs Base Salary”), (ii) will be eligible for an annual bonus with a target opportunity of 175% of Staggs Base Salary (the “Staggs Annual Bonus”) and (iii) will be eligible for annual equity incentive awards in such form, in such amounts and on such terms as determined by the compensation committee of the Board, in its discretion; provided, however, that Mr. Staggs’ 2023 annual equity award will have a grant date fair value of approximately $600,000. The Staggs Employment Agreement also provides that Mr. Staggs shall be entitled to participate in the employee benefit plans and programs maintained by the Company for similarly situated employees.

The Staggs Employment Agreement provides that, if Mr. Staggs’ employment with the Company ceases due to a termination by the Company without Cause or resignation by him with Good Reason (each as defined in the Staggs Employment Agreement), then he will receive: (i) continued payment of his Base Salary for a period of 12 months following the date of his termination of employment (or 18 months, if such termination occurs within one year following a Change in Control (as defined in the Staggs Employment Agreement), (ii) to the extent an Annual Bonus has been earned but not paid with respect to the fiscal year ended immediately prior to the cessation of Mr. Staggs’ employment, payment of such Annual Bonus; (iii) waiver or reimbursement of the cost of COBRA coverage for Mr. Staggs and his covered family members for 12 months following such termination of employment (or 18 months, if such termination occurs within one year following a Change in Control), (iv) a pro rata Staggs Annual Bonus for the fiscal year in which Mr. Staggs’ termination of employment occurs based on actual results for such year; and (v) Mr. Staggs’ outstanding equity awards will be treated in accordance with the Company’s applicable equity plan and award agreements, unless a more generous treatment is approved by the Board or the compensation committee.

Any severance benefit payable under the Staggs Employment Agreement will be subject to Mr. Staggs’ timely execution and non-revocation of a release of claims. Mr. Staggs will also be bound by confidentiality, intellectual property assignment and restrictive covenants (including an agreement not to compete with the Company or its affiliates, and not to solicit the employees and customers of the Company and its affiliates, during his employment and for 12 months thereafter).

Yvette Heinrichson

Yvette Heinrichson was appointed the Company’s Chief Financial Officer effective October 3, 2022, following Charles Jacobson’s resignation from the role. In connection with Ms. Heinrichson’s appointment as Chief Financial Officer, the Board approved the following compensation for Ms. Heinrichson: (i) an annual base salary of $300,000, (ii) an incentive cash bonus target amount of 13% of the Company’s 2022 total bonus pool and (iii) a grant of shares of restricted stock made on October 3, 2022 (the “Heinrichson Grant Date”), pursuant to the Company’s 2010 Equity Incentive Plan, with a fair market value of $150,000 as of the Heinrichson Grant Date, vesting 25% on each of the first four anniversaries of the Heinrichson Grant Date, subject to Ms. Heinrichson’s continued employment and the terms and conditions of the Plan and the award agreements thereunder.

On January 30, 2024, Ms. Heinrichson notified the Company of her decision to resign, effective February 13, 2024 (the “Effective Date”). Ms. Heinrichson and the Company have entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Ms. Heinrichson will remain with the Company as a part-time consultant through the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 or as otherwise mutually agreed to between Ms. Heinrichson and the Company.  During the consulting period, Ms. Heinrichson will assist with the transition of her responsibilities to the Company’s executive management team and to any successor. Ms. Heinrichson will be compensated at an agreed upon hourly rate for her services, and will continue to receive certain benefits.

Indemnification Agreements

The Company is also party to indemnification agreements with its executive officers that may require the Company to indemnify such officers against liabilities that may arise by reason of the officers’ status or service.

Since the other employees of the Company are at will, the Company does not believe that there are any material risks arising from the Company’s compensation policies and practices for its employees.

2010 Equity Incentive Plan

On November 8, 2010, the Board approved the SWK Holdings Corporation 2010 Equity Incentive Plan. Effective as of October 17, 2019, the Board amended the Company’s 2010 Equity Incentive Plan to increase the number of shares available for issuance under the plan by 1,000,000 shares, and to extend the termination date of the plan for an additional five (5) years to November 8, 2025 (as amended, the “2010 Plan”). The Company’s stockholders approved the 2010 Plan on November 19, 2019. The purpose of the 2010 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in the Company’s future performance through the grant of equity awards. The 2010 Plan is administered by the Compensation Committee. The 2010 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests, as well as any other performance condition(s) required for such award agreement to vest. At any time after the grant of an award, the administrator may accelerate the period during which the award vests.

Compensation Recovery Policy

In accordance with rules adopted by the SEC under the Exchange Act, and the Nasdaq Stock Market, on November 15, 2023, the Board approved the SWK Holdings Corporation Compensation Recovery Policy (“Recovery Policy”). The purpose of the Recovery Policy is to set forth circumstances and procedures under which the Company shall recover compensation that is granted, earned or vested to any executive officer of the Company based wholly or in part upon the attainment of any financial reporting measure in the event that the Company is required to prepare a financial restatement to correct a material error.

Outstanding Equity Awards at December 31, 2023

Below are the options outstanding for each of the named executive officers as of December 31, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Joe D. Staggs	07/11/16(2)	15,000	—	9.61	07/11/26	—
	05/23/19(3)	18,750	—	12.50	05/23/29	—
	09/01/22(4)	—	—	—	—	17,741	311,000
Yvette Heinrichson	05/23/19(5)	18,750	—	12.50	05/23/19	—
	09/01/22(6)	—	—	—	—	6,466	113,349

(1)	Reflects the market value of the shares of restricted stock held by the named executive officer determined by reference to the fair market value of the Company’s common stock on December 29, 2023, the last trading day of 2023, of $17.53 per share.
(2)	This award vested and became exercisable pursuant to the following schedule: 3,750 option shares on each of July 1, 2017, July 1, 2018, July 1, 2019 and July 1, 2020.
(3)	This award vested and became exercisable pursuant to the following schedule: 6,250 option shares on each of December 31, 2019, December 31, 2020 and December 31, 2021
(4)	This award vests in four substantially equal parts on September 1, 2022 and each of the three following anniversaries thereafter, subject to the named executive officer’s continued employment with the Company through each such date.
(5)	This award vested and became exercisable pursuant to the following schedule: 6,250 option shares on each of December 31, 2019, December 31, 2020 and December 31, 2021.
(6)	This award vests in four substantially equal parts on October 3, 2022 and each of the three following anniversaries thereafter, subject to the named executive officer’s continued employment with the Company through each such date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2023, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	67,500	12.70	741,274	(2)
Equity compensation plans not approved by stockholders:	—	—	—

(1)	Consists of our 2010 Plan. The shares of common stock underlying any awards granted under our 2010 Plan that are forfeited or repurchased by us at the original issue price, terminated without the issuance of stock, or otherwise surrendered pursuant to our exchange program will be added to the shares of common stock available for issuance under our 2010 Plan.
(2)	Consists of shares available for future issuance under the 2010 Plan. As of December 31, 2023, 741,274 shares of common stock were available for issuance under the 2010 Plan.

PAY VERSUS PERFORMANCE TABLE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our PEO and the other NEOs (as calculated in accordance with Item 402(v) of Regulation S-K).

Year	Summary Compensation Table Total for First PEO	Compensation Actually Paid to First PEO (1)	Summary Compensation Table Total for Second PEO	Compensation Actually Paid to Second PEO(1)	Average Summary Compensation Table Total for Non-PEO NEO	Average Compensation Actually Paid to Non-PEO NEO(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Income(4)
2023	$953,146	$941,496	$—	$—	$498,756	$493,864	$121.82	$16
2022	$1,490,307	$1,500,382	$1,443,365	$1,443,365	$437,169	$438,206	$122.59	$13
2021	$—	$—	$2,376,459	$1,752,309	$140,000	$140,000	$136.41	$26

(1)	The amounts reported represent the “compensation actually paid” to our PEOs, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid.

Year	Summary Compensation Table Total for First PEO ($)	Summary Compensation Table Value of Equity Awards ($)(a)	Equity Award Adjustments($)(b)	Compensation Actually Paid to First PEO ($)
2023	$953,146	$—	$(11,650)	$941,496
2022	$1,490,307	$(400,000)	$410,075	$1,500,382
2021	$—	$—	$—	$—

Year	Summary Compensation Table Total for Second PEO ($)	Summary Compensation Table Value of Equity Awards ($)(a)	Equity Award Adjustments($)(b)	Compensation Actually Paid to Second PEO ($)
2023	$—	$—	$—	$—
2022	$1,443,365	$—	$—	$1,443,365
2021	$2,376,459	$(807,924)	$183,774	$1,752,309

(a)	The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.
(b)	The equity award adjustments for each fiscal year include the following: (i) the addition (or subtraction, if applicable) of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of the amount reported in the “Total” column of the Summary Compensation Table for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	$—	$(1,951)	$—	$(9,699)	$—	$—	$(11,650)
2022	$(400,000)	$417,274	$—	$(7,199)	$—	$—	$410,075
2021	$—	$—	$—	$—	$—	$—	$—

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	$—	$—	$—	$—	$—	$—	$—
2022	$—	$—	$—	$—	$—	$—	$—
2021	$(807,924)	$(130,000)	$—	$313,774	$—	$—	$183,774

(2)	The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEO as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	$498,756	$—	$(4,892)	$493,864
2022	$437,169	$(75,000)	$76,037	$438,206
2021	$140,000	$—	$—	$140,000

(a)	The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.

(b)	The equity award adjustments for each fiscal year include the amounts noted in footnote 1(a). The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	$—	$(711)	$—	$(4,181)	$—	$—	$(4,892)
2022	$(75,000)	$76,037	$—	$—	$—	$—	$76,037
2021	$—	$—	$—	$—	$—	$—	$—

(3)	Total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(4)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

Non-PEO NEOs for 2023 include Yvette Heinrichson. Non-PEO NEOs for 2022 include Yvette Heinrichson and Charles Jacobson, respectively.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Company TSR

Compensation Actually Paid and Net Income

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed BPM as the Company’s independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2024, and our stockholders are being asked to ratify this appointment. Our organizational documents do not require our stockholders to ratify the appointment of BPM as our independent registered public accounting firm. We are submitting the appointment of BPM to our stockholders for ratification because we believe it is a matter of good corporate practice. The Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. However, even if the stockholders ratify the appointment of BPM, the Audit Committee may in its sole discretion terminate the engagement of BPM and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of BPM are expected to be present at the Annual Meeting. If present, such representatives will have the opportunity to make a statement at the Annual Meeting if they wish and they will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of BPM LLP as our independent registered public accounting firm.

2023 and 2022 Audit Fee Summary

BPM audited our consolidated financial statements for the years ended December 31, 2023 and 2022. Set forth are the aggregated fees billed for audit and other services provided by BPM for 2023 and 2022:

	Year Ended December 31,
	2023	2022
Audit fees(1)	$446,685	$322,322
Audit-related fees(2)	—	32,800
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$446,685	$355,122

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our quarterly condensed consolidated financial statements and services, such as consents and review of SEC comment letters that are normally provided by BPM in connection with statutory and regulatory filing engagements.

(2)	Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	There were no tax related fees in 2023 or 2022.
(4)	There were no other fees incurred in 2023 or 2022.

Our Audit Committee considers at least annually whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining auditor independence. This process includes:

•	Obtaining and reviewing, on at least an annual basis, a letter from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company required to be disclosed by Public Company Accounting Oversight Board standards, reviewing the nature and scope of such relationships, discussing these relationships with the independent registered public accounting firm and discontinuing any relationships that the Audit Committee believes could compromise the independence of the registered public accounting firm.

•	Obtaining reports of all non-audit services proposed to be performed by the independent registered public accounting firm before such services are performed, reviewing and approving or prohibiting, as appropriate, any non-audit services not permitted by applicable law. The Audit Committee may delegate authority to review and approve or prohibit non-audit services to one or more members of the Audit Committee, and direct that any approval so granted be reported to the Audit Committee at a following meeting of the Audit Committee.

All services provided by the Company’s independent registered public accounting firm in fiscal years 2023 and 2022 were approved in advance by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

All audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm must be pre-approved by the Audit Committee to assure that the provision of such services do not impair the firm’s independence. The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent auditors to management.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters. All other audit services not otherwise included in the annual audit services engagement must be specifically pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material” or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein, except to the extent that we specifically incorporate it by reference into such filing.

The purpose of the Audit Committee of SWK Holdings Corporation (the “Company”) is to assist the Board in its oversight of the financial accounting, reporting and controls. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as set forth in the listing standards of The Nasdaq Stock Market. The Audit Committee operates pursuant to a charter, a copy of which is available under the heading “Corporate Governance” on the Company’s website (www.swkhold.com). The Audit Committee meets with the Company’s management and with our independent registered public accounting firm, with and without management present, to discuss the scope and plans for their audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In performing its oversight role during the period since its last report, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm, BPM LLP (“BPM”) by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence,” and discussed with BPM its independence from the Company. Based on the reviews and discussions with management and BPM, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements that were reviewed by the Audit Committee and discussed with management and BPM be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The members of the Audit Committee rely on the information provided to them and on the representations made to the Audit Committee by the Company’s management and independent registered public accounting firm without conducting independent verification of the accuracy of such information and representations. Accordingly, the Audit Committee’s oversight does not ensure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not ensure that any audit of the Company’s consolidated financial statements conducted by independent registered public accounting firm has been carried out in accordance with generally accepted auditing standards, or that the consolidated financial statements are presented in accordance with generally accepted accounting principles.

AUDIT COMMITTEE

Laurie L. Dotter (Chair)
Jerry Albright
Robert K. Hatcher

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of April 15, 2024 by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than five percent of our outstanding stock;

•	each of our named executive officers;

•	each of our directors; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Applicable percentage ownership in the following table is based on 12,476,749 shares of common stock outstanding as of April 15, 2024 as adjusted to include options and warrants exercisable within 60 days of April 15, 2024 held by the indicated stockholder or stockholders.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o the Company. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. To determine the number of shares beneficially owned by persons other than our directors, executive officers and their affiliates, we have relied on beneficial ownership reports filed by such persons with the SEC.

Name and Address of Beneficial Owner	Number of Share Beneficially Owned	Percentage of Class
Joe D. Staggs	79,173	* %
Yvette Heinrichson	2,155	*
Laurie L. Dotter	9,680	*
Jerry Albright	3,761	*
Robert K. Hatcher	9,551	*
Marcus E. Pennington	17,923	*
All current executive officers and directors as a group (6 persons)	122,203	1.0%

5% Stockholders
Entities affiliated with Carlson Capital, L.P.(1) 2100 McKinney Avenue, Suite 1800 Dallas, Texas 75201	9,093,766	72.9%
Entities affiliated with Cannell Capital, LLC(2) 245 Meriwether Circle Alta, Wyoming 83414	823,652	6.6%
Entities affiliated with M3 Funds, LLC(3) 2070 E 2100 S, Suite 250 Salt Lake City, UT 84109	770,770	6.2%
	10,810,391	86.7%

*	Less than one percent
(1)	Based solely on the Schedule 13D/A filed on January 10, 2022 with the SEC reporting beneficial ownership of 9,093,766 shares. The shares are directly beneficially owned by Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd. (together, the “Funds”). Carlson Capital, L.P. is the investment manager of the Funds. Asgard Investment Corp. (“Asgard”) is the general partner of Carlson Capital. Clint D. Carlson is the President of Asgard and the Chief Executive Officer of Carlson Capital. Carlson Capital disclaims beneficial ownership of any and all such shares in excess of their pecuniary interest therein.
(2)	Based solely on the Schedule 13G filed on February 13, 2024 with the SEC reporting beneficial ownership of 823,652 shares. The shares are directly beneficially owned by J. Carlo Cannell and Cannell Capital LLC
(3)	Based solely on the Schedule 13G/A filed on February 14, 2024 with the SEC reporting beneficial ownership of 770,770 shares. All of the reported shares are owned directly by M3 Partners, L.P. (“M3 Partners”), whose general partner is M3 Funds, LLC (the “General Partner”) and whose investment adviser is M3F, Inc. (the “Investment Adviser”). The General Partner and the Investment Adviser could each be deemed to be indirect beneficial owners of the reported shares, and could be deemed to share such beneficial ownership with M3 Partners. Jason A. Stock and William C. Waller are the managers of the General Partner and the managing directors of the Investment Adviser, and could be deemed to share such indirect beneficial ownership with the General Partner, the Investment Adviser and M3 Partners.

TRANSACTIONS WITH RELATED PERSONS

Certain Transactions with Related Persons

Advisory Services with CFGI LLC

On August 28, 2012, the Company appointed Charles Jacobson as the Company’s Chief Financial Officer, effective September 4, 2012. Mr. Jacobson carries out his role as Chief Financial Officer of the Company pursuant to an agreement between the Company and CFGI. Since April 2019, Mr. Jacobson serves as a Partner at CFGI. CFGI provides management level finance, accounting and transaction advisory services to public and private companies throughout the United States. The agreement outlines the scope of responsibilities of CFGI, as well as Mr. Jacobson’s role. These include, but are not limited to, matters relating to the preparation and filing of the Company’s periodic reports under the Exchange Act, the preparation of the Company’s consolidated financial statements included therein and assisting the Company’s independent auditors with respect to developing and maintaining a system of internal control over financial reporting and disclosure controls and procedures. CFGI is compensated at a fixed annual fee plus reasonable expenses for performing services pursuant to the agreement. CFGI is responsible for all payments to Mr. Jacobson. As a result, Mr. Jacobson does not receive direct compensation from the Company and the amount of aggregate payments made to CFGI are based on the amount of work performed by Mr. Jacobson and CFGI on our behalf. Mr. Jacobson resigned from the position of the Company’s Chief Financial Officer effective October 3, 2022. The Company paid CFGI $135,000 in fees for its services in 2022.

Stockholders’ Agreement with Carlson Capital, L.P.

We are party to a Stockholders’ Agreement, dated as of August 18, 2014, with Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., investment funds managed by Carlson Capital, L.P. (together, the “Carlson Funds”), that together beneficially own approximately 71.1 percent of our outstanding common stock. Pursuant to the Stockholders’ Agreement, the Company granted the Carlson Funds, until the Carlson Funds and their affiliates own less than 40 percent of the voting power of the outstanding voting securities of the Company (an “Ownership Reduction Event”), approval rights with respect to certain transactions including (i) the incurrence of indebtedness over specified amounts, (ii) the offer or sale of new equity or equity-based securities, (iii) the repurchase or redemption of equity securities, (iv) the sale or purchase of assets over specified amounts, (v) the declaration of dividends, (vi) making any loans, capital contributions to or investments in any person over specified amounts, (vii) making any changes in the size of the Board of Directors or (v) terminating or hiring a replacement for the Company’s CEO.

Also under the Stockholders’ Agreement, the Carlson Funds agreed that until the earlier of August 18, 2022 or such time as the Ownership Reduction Event,: (i) the Carlson Funds would not engage in a going-private transaction as described in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), without offering to acquire all of the then-outstanding common stock on the same terms and conditions and would not engage in such a transaction without the approval of both (x) a special committee of directors that are not affiliates of the Carlson Funds or the Company (“Non-Affiliated Directors”) and (y) the holders of a majority of the common stock held by stockholders of the Company other than the Carlson Funds; (ii) the Company would maintain at least two Non-Affiliated Directors; and (iii) any related party transaction or deregistration of our common stock from SEC reporting requirements would require the approval of a committee of such Non-Affiliated Directors or a subset thereof. We refer to these provisions as the “Minority Protections.”

On June 28, 2022, the Company and the Carlson Funds entered into Amendment No. 1 to the Stockholders’ Agreement (the “Stockholders’ Agreement Amendment”). The Stockholders’ Agreement Amendment extends the Minority Protections until an Ownership Reduction Event and deletes the provision of the Stockholder’s Agreement that would terminate the Minority Protections as of August 18, 2022.

In connection with the Stockholders’ Agreement Amendment, the Company and Carlson agreed on proposed revisions to the Company’s Certificate of Incorporation and Amended and Restated Bylaws to, among other things, permit stockholders that own at least 15 percent of the Company’s outstanding shares to call a special meeting of stockholders.

The Stockholders’ Agreement Amendment also, for so long as the Carlson Funds and their affiliates own at least 15 percent of the Company’s outstanding voting securities, (i) exempts the Carlson Funds from certain of the proposed bylaw requirements for calling a special meeting and certain of the requirements of proposed advance notice provisions and (ii) provides that, without the approval of the Carlson Funds, the Company and its board of directors would not amend the proposed bylaw provisions relating to special meetings in a manner adverse to the Carlson Funds.

On March 2, 2023, the Company and the Carlson Funds entered into Amendment No. 2 to the Stockholders’ Agreement (the “Stockholders’ Agreement Amendment No. 2”). The Stockholders’ Agreement Amendment No. 2 deletes the provision of the Stockholder’s Agreement that grants approval rights to the Carlson Funds with respect to terminating or hiring a replacement for the Company’s CEO.

The foregoing descriptions of the Stockholders’ Agreement, Stockholders’ Agreement Amendment and the Stockholders’ Agreement Amendment No. 2 are not complete and are qualified in its entirety by reference to the full text of such agreement filed with the SEC on Form 8-K on August 19, 2014, Form 8-K on June 28, 2022 and Form 10-K on March 31, 2023, respectively.

Policies and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee Charter requires our Audit Committee to review and approve certain transactions between us and our executive officers and directors and greater than 5 percent beneficial owners of our common stock, and each of their immediate family members. Transactions subject to the review and approval of the Audit Committee (or another independent body of the Board) include transactions between us and the related person in which the aggregate amount involved exceeds or may be expected to exceed the lower of $120,000 or 1% of the average of the our total assets at year-end for the two most recently completed fiscal years and in which such person has or will have a direct or indirect material interest. The Board determines, on an annual basis, which members of the Board meet the definition of independent director as defined in the rules of The Nasdaq Stock Market and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In approving or rejecting any such transaction, the Audit Committee, considers the relevant facts and circumstances available to it, including but not limited to the risks, costs, benefits to our company, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that it determines in good faith, are in, or are not inconsistent with, our best interests.

PROPOSAL 3—ADVISORY VOTE ON COMPENSATION OF CERTAIN EXECUTIVES

We are providing stockholders with an advisory vote on executive compensation, or “Say on Pay.” The Say on Pay vote is a non-binding advisory vote on the compensation of our named executive officers, as described in the Executive Compensation section of this proxy statement, including the compensation tables and accompanying narrative disclosure. Although non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

We strongly believe that our ability to retain and motivate our senior management is essential for us to execute our business plan. We place great importance on the consistency of our senior management in achieving results that we believe will enhance long-term stockholder value.

Stockholders are urged to read the Executive Compensation section of this proxy statement, including the compensation tables and the accompanying narrative disclosure, which discusses our compensation philosophy, policies and procedures, as well as outlines the compensation of our named executive officers in fiscal 2022. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Compensation section are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers in fiscal 2022 reflects and supports these compensation policies and procedures.

Accordingly, we ask our stockholders to approve the following resolution:

“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related material disclosed in the proxy statement for the 2023 Annual Meeting of Stockholders.”

The Board of Directors unanimously recommends a vote FOR adoption of the resolution approving, on an advisory basis, the compensation of certain executive officers.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2024 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices by the close of business on December 27, 2024; provided, however, that if the date of the 2025 annual meeting is more than thirty (30) days from the date of the 2024 annual meeting, the proposal must be receive by us by the deadline publicly disclosed by the Company subsequent to this Proxy Statement. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Under the Company’s Second Amended and Restated Bylaws, to be timely, any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2024 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at our principal executive offices not later than the close of business on March 16, 2025 nor earlier than the close of business on February 14, 2025; provided, however, that in the event that the date of the 2024 annual meeting is more than 30 days before or more than 30 days after the date of the 2024 annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The above-mentioned proposals must also be in compliance with our Second Amended and Restated Bylaws and the proxy solicitation rules of the SEC, including but not limited to the information requirements set forth in our Amended and Restated Bylaws as then in effect. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

HOUSEHOLDING

The SEC allows us to deliver a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. As a result, stockholders who share the same address and hold some or all of their shares of common stock through a broker, bank or other nominee may receive only one copy of the proxy materials, unless the broker, bank or other nominee has received contrary instructions from one or more of the stockholders at that address. Certain brokers, banks and other nominees have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Beneficial owners that desire to eliminate duplicate mailings should contact their broker, bank or other nominee for more information, and stockholders of record should submit their request by contacting Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.

The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder preferring to receive his or her own set of proxy materials now or in the future, should contact Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.

OTHER BUSINESS

As of the date of this proxy statement, SWK received no proposal, nomination for director or other business submitted in accordance with its bylaws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this Proxy Statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

By order of the Board of Directors,

Laurie L. Dotter

Chair of the Board

Whether or not you plan to attend the 2024 Annual Meeting of Stockholders, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the website provided on the proxy card or by signing, dating and returning the proxy card so that your shares will be represented at the meeting.

01 - Jerry Albright 04 - Marcus E. Pennington 02 - Laurie L. Dotter 03 - Robert K. Hatcher For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03Z5BA + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposals 2 and 3. 2. Ratification of Appointment of Independent Registered Public Accounting Firm 3. Advisory Vote on Compensation of Certain Executives 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 1234 5678 9012 345 MMMMMMMMM 6 1 2 2 0 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMMMMMMM MMMMMMM If no electronic voting, delete QR code and control # Δ ≈ 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SWKH or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SWKH Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SWKH Proxy — SWK HOLDINGS CORPORATION qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2024 Joe D. Staggs, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SWK Holdings Corporation to be held on June 14, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) The 2024 Annual Meeting of Stockholders of SWK Holdings Corporation will be held on Friday, June 14, 2024, 9:00 A.M. CT virtually via the internet at meetnow.global/MZ927D5 . To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

01 - Jerry Albright 04 - Marcus E. Pennington 02 - Laurie L. Dotter 03 - Robert K. Hatcher For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03Z5CA + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposals 2 and 3. 2. Ratification of Appointment of Independent Registered Public Accounting Firm 3. Advisory Vote on Compensation of Certain Executives 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain MMMMMMMMM 6 1 2 2 0 5 MMMMMMMMMMMM

Proxy — SWK HOLDINGS CORPORATION qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2024 Joe D. Staggs, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SWK Holdings Corporation to be held on June 14, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)